 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-286918
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 2, 2025)
$300,000,000
Global Net Lease, Inc.
Common Stock

We have entered into an ATM Equity Offering Sales Agreement, dated November 7, 2025 (the “Equity Sales Agreement”), with BofA Securities, Inc., BMO Capital Markets Corp., Citizens JMP Securities, LLC, KeyBanc Capital Markets Inc., M&T Securities, Inc., Truist Securities, Inc., Huntington Securities, Inc., BTIG, LLC, Colliers Securities LLC and Nomura Securities International, Inc. (acting through BTIG, LLC as agent), as sales agents (except in the case of Nomura Securities International, Inc.), principals (except in the case of Nomura Securities International, Inc.) and/or Forward Sellers (as defined below) (except in the case of BTIG, LLC, Colliers Securities LLC and M&T Securities, Inc.) (in any such capacity, each an “Agent,” and, collectively, the “Agents”) and the Forward Purchasers (as defined below), providing for the offer and sale of shares of our common stock, $0.01 par value per share (“Common Stock”), offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Equity Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate gross sales price of up to $300 million from time to time through the Agents, as our sales agents or, if applicable, as Forward Sellers, or directly to the Agents, as principals.
There are certain restrictions on transfer and ownership of our Common Stock intended to, among other things, preserve our qualification as a real estate investment trust (“REIT”) for federal income tax purposes. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in (1) negotiated transactions, which may include block trades, as the Company and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The Agents are not required to sell any specific number or dollar amount of shares of our Common Stock, but will use their commercially reasonable efforts as our sales agents or as Forward Sellers, consistent with their normal trading and sales practices, and subject to the terms of the Equity Sales Agreement, to sell the shares of our Common Stock offered by this prospectus supplement, as instructed by us.
The Equity Sales Agreement contemplates that, in addition to the issuance and sale by us of shares of our Common Stock to or through the Agents acting as our agents, we may enter into one or more separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), with certain of the Agents (or affiliates thereof) (in such capacity, each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. Each Forward Purchaser will be either one of the Agents or an affiliate thereof, and, unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all such proceeds will be paid to the relevant Forward Purchaser (or an affiliate thereof).

We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds on each settlement date equal to the number of shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our Common Stock (in the case of net share settlement) to the relevant Forward Purchaser. For additional information, see “Plan of Distribution” in this prospectus supplement.
Each Agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our Common Stock sold through it as a sales agent. In connection with each forward sale agreement, we will pay the applicable Agent, as Forward Seller, a commission, in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our Common Stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares. In connection with the sale of shares of our Common Stock on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Agent (including, in the case of Agent, as Forward Seller, in the form of a reduction to the initial forward sale price under the related forward sale agreement) may be deemed to be underwriting commissions or discounts. There are no agreements for funds to be received in escrow, trust or similar relationship. Under the terms of the Equity Sales Agreement, we may also sell shares of our Common Stock to each of the Agents, as principal, at a price per share agreed upon at the time of sale. If we sell shares of our Common Stock to any Agent as principal, we will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and we will describe such agreement in a separate prospectus supplement or pricing supplement.
Investing in our Common Stock involves risks. See the information under the caption “Risk Factors” on page S-7 of this prospectus supplement, in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other documents filed by us with the Securities and Exchange Commission (“SEC”), concerning factors you should consider before making a decision to invest in our Common Stock.
Our Common Stock is listed on the NYSE under the symbol “GNL.” On November 6, 2025, the last reported sale price of our Common Stock on the NYSE was $7.94 per share.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
BofA Securities	BMO Capital Markets	Citizens Capital Markets	KeyBanc Capital Markets
M&T Securities	Truist Securities	Huntington Capital Markets
BTIG	Colliers Securities LLC
The date of this prospectus supplement is November 7, 2025

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part consists of this prospectus supplement, which provides specific information about this offering of Common Stock and other matters related to us. The second part, the accompanying prospectus, provides you with a general description of our securities, some of which may not apply to this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our Common Stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in, or incorporated by reference into, the accompanying prospectus. We encourage you to carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement before investing in Common Stock. If the information in this prospectus supplement is inconsistent with any information contained in, or incorporated by reference into, the accompanying prospectus, the information in this prospectus supplement shall apply and shall supersede the inconsistent information contained in, or incorporated by reference into, the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus related to this offering prepared by us or on our behalf or otherwise authorized by us. Neither we nor the Agents, the Forward Sellers or the Forward Purchasers have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, any shares of Common Stock in any jurisdiction or from any person to whom or for whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of shares of our Common Stock. We are not making any representation to you regarding the legality of an investment in shares of our Common Stock by you under applicable investment or similar laws.
Unless otherwise indicated or the context requires otherwise, as used in this prospectus supplement, all references to “the Company”, “we,” “us” and “our” mean Global Net Lease, Inc., a Maryland corporation, and its consolidated subsidiaries, including, without limitation, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership” or the “OP.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, goals, objectives, initiatives, financial position, prospects, competition, future transactions, acquisitions and partnerships, availability of funds, payment of distributions, share repurchases, sales of Common Stock under the Equity Sales Agreement or related forward sale agreements (including the timing and method of sales, settlement of such agreements and commission paid to Agents), capital and other significant expenditures, and liquidity, and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which the statements are made.
Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
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We may be unable to enter into contracts for and complete property acquisitions or dispositions on advantageous terms and our property acquisitions may not perform as we expect.

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Our ability to grow depends on our ability to access additional debt or equity financing on attractive terms, and there can be no assurance we will be able to do so on favorable terms or at all.

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Certain of the agreements governing our indebtedness may limit our ability to pay dividends on our Common Stock, our 7.25% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), our 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock (“Series B Preferred Stock”), our 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock (“Series D Preferred Stock”), our 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock (“Series E Preferred Stock”), or any other equity securities we may issue.

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If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.

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Market and economic challenges experienced by the U.S. and global economies may adversely impact our operating results and financial condition.

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We are subject to risks associated with our international investments, including compliance with and changes in foreign laws and fluctuations in foreign currency exchange rates.

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Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations.

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We have substantial indebtedness and we may incur significant additional indebtedness and other liabilities. Changes in the debt markets could have a material adverse impact on our earnings and financial condition.

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We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.

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Economic conditions and decreased demand for industrial, retail and office space may adversely affect our rental revenues.

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In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations, including those related to environmental matters, and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

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Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

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We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, which can cause severe disruptions in the U.S., and global economy.

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We may fail to continue to qualify as a REIT.

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We may be adversely affected by the factors included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as those under the heading “Risk Factors” in this prospectus supplement.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to shares of our Common Stock.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us. The summary is not complete and may not contain all the information that may be important to you in deciding to invest in shares of our Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated herein and therein by reference, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K before making a decision to invest in our Common Stock.
The Company
We are an internally managed REIT for United States (“U.S.”) federal income tax purposes that focuses on acquiring and managing a global portfolio of strategically located commercial real estate properties.
Substantially all of our business is conducted through Global Net Lease Operating Partnership, L.P. (the “OP”), a Delaware limited partnership, and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership, and each of their wholly-owned subsidiaries.
Tax Status
We have elected to be taxed as a REIT commencing with our taxable year ended December 31, 2013. We believe that, commencing with such taxable year, we have been organized and operated, and we intend to continue to operate, in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”).
Corporate Information
We were incorporated on July 13, 2011 as a Maryland corporation that elected to be taxed as a REIT beginning with our taxable year ended December 31, 2013. Our Common Stock is listed on the NYSE under the symbol “GNL,” our Series A Preferred Stock is listed on the NYSE under the symbol “GNL-PA,” our Series B Preferred Stock is listed on the NYSE under the symbol “GNL-PB,” our Series D Preferred Stock is listed on the NYSE under the symbol “GNL-PD” and our Series E Preferred Stock is listed on the NYSE under the symbol “GNL-PE.”
We maintain our principal executive office at 650 Fifth Avenue, 30th Floor, New York, New York 10019. Our Investor Relations telephone number is (332) 265-2020. We maintain a website at www.globalnetlease.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus supplement, the accompanying prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING
The following summary of the offering contains basic information about the offering and our Common Stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our Common Stock, please refer to the section of the accompanying prospectus entitled “Description of Capital Stock” and “Certain Provisions of the Maryland General Corporation Law and our Charter and Bylaws.”
Issuer
Global Net Lease, Inc.
Shares Offered
Shares of Common Stock having an aggregate gross sales price of up to $300 million.
Use of Proceeds
We intend to use the net proceeds from any sales of shares of our Common Stock pursuant to this prospectus supplement or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, including funding property acquisitions, repaying outstanding indebtedness (including borrowings under our Revolving Credit Facility (as defined below)), and for working capital. See “Use of Proceeds.”
For information concerning potential conflicts of interest that may arise from our use of proceeds to repay borrowings under our Revolving Credit Facility or other indebtedness, see “Plan of Distribution — Other Relationships” in this prospectus supplement.
NYSE Symbol
“GNL”
Restrictions on Ownership of Our Capital Stock
Our charter contains restrictions on the ownership and transfer of shares of our Common Stock and other outstanding shares of stock. The relevant sections of our charter provide that, subject to certain exceptions, no person or entity may own, or be deemed to own, by virtue of the applicable beneficial ownership and constructive ownership provisions of the Code more than 8.025% in value of the aggregate of our outstanding shares of stock or more than 8.025% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock.
See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in the accompanying prospectus.
Accounting Treatment of any Forward Sales
For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreement, see “Plan of Distribution — Sales Through Forward Sellers” in this prospectus supplement.
Material U.S. Federal Income Tax Considerations
For a description of material U.S. federal income tax considerations of an investment in our Common Stock, please review the disclosure in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations” as supplemented by the discussion under “Supplemental U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risk Factors
Investing in our Common Stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and the information disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as the other information set forth in our other filings under the Exchange Act that are incorporated herein by reference before making a decision to invest in our Common Stock.

RISK FACTORS
Investment in our Common Stock involves risks. Before acquiring our Common Stock offered pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may prepare in connection with this offering, including, without limitation, the risks of an investment in our Common Stock described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated in our subsequent filings with the SEC under the Exchange Act. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects and might cause you to lose all or part of your investment in our Common Stock. Please also refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this prospectus supplement.
Risks Related to the Offering and Ownership of Our Common Stock
This offering and future sales or issuances of our Common Stock could be dilutive to our earnings per share, which may negatively affect the market price of our Common Stock.
The issuance and sale by us of any shares of our Common Stock in this offering or any forward sale agreement we may enter into with any of the Forward Purchasers, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share.
A large volume of sales of shares of our Common Stock, including the sale by us of shares in this offering or pursuant to any forward sale agreement, could decrease the market price of our Common Stock and could impair our ability to raise additional capital through the sale of equity securities in the future. Even if a substantial number of sales of shares of our Common Stock are not affected, the mere perception of the possibility of these sales could depress the market price of our Common Stock and have a negative effect on our ability to raise capital in the future. In addition, anticipated downward pressure on our Common Stock price due to actual or anticipated sales of Common Stock could cause some institutions or individuals to engage in short sales of our Common Stock, which may itself cause the price of our Common Stock to decline. In addition, future issuances of shares of our Common Stock may be dilutive to existing stockholders.
In addition, if we are unable to apply any net proceeds we may receive from this offering or from settlement under any forward sale agreement to make investments that generate sufficient revenues and earnings to offset the dilutive impact of the issuance by us of shares of our Common Stock in this offering or pursuant to such forward sale agreement, if any, there will be further dilution of our earnings per share.
The actual amount of dilution from this offering or any forward sale agreement, or from any future offering of our Common Stock, will be based on numerous factors, particularly the number of shares of our Common Stock issued, the use of proceeds and the return generated by any investments acquired with the net proceeds, and cannot be determined at this time.
Management will have broad discretion as to the use of any proceeds from this offering and our use may not increase our profitability or market value.
We intend to use the net proceeds from any sales of shares of our Common Stock pursuant to this prospectus supplement or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, including funding property acquisitions, repaying outstanding indebtedness (including borrowings under our Revolving Credit Facility), and for working capital. We could use any proceeds for purposes other than those contemplated at the time of this offering, and we may not use the proceeds effectively. Moreover, we may use any net proceeds for corporate purposes that may not increase our profitability or market value.
Our ability to pay dividends is limited by the requirements of Maryland law.
Our ability to pay dividends, in general and in particular on our Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is limited by the laws of Maryland. Under the Maryland General Corporation Law, we generally may not pay dividends if, after giving effect to the dividend payment, we would not be able to pay our debts as our debts become due in the usual course of business, or our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our stockholders whose preferential rights are superior to those receiving the dividend payment.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
We expect that any forward sale agreement will settle by the maturity date to be agreed upon with the Forward Purchaser in respect of a forward sale agreement. Such forward sale agreement may be settled earlier, however, in whole or in part, subject to the satisfaction of certain conditions. We currently expect that each forward sale agreement will be physically settled by delivery of shares of our Common Stock, unless we elect to cash settle or net share settle such forward sale agreement, on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of such forward sale agreement, delivery of shares of our Common Stock in connection with such physical settlement or, to the extent we are obligated to deliver shares of our Common Stock, net share settlement will result in dilution to our earnings per share. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our Common Stock underlying a particular forward sale agreement, we expect that the relevant Forward Purchaser (or an affiliate thereof) will purchase a number of shares of our Common Stock necessary to satisfy its (or its affiliate’s) obligation to return the shares of our Common Stock borrowed from third parties in connection with the related hedging sales of shares of our Common Stock, adjusted, in the case of net share settlement, by any shares deliverable by or to us under that forward sale agreement. In addition, the purchase of shares of our Common Stock in connection with the relevant Forward Purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our Common Stock over such time, thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash such Forward Purchaser would owe us) upon a cash settlement of such forward sale agreement or possibly increasing the number of shares of our Common Stock we would deliver to such Forward Purchaser (or possibly decreasing the number of shares of our Common Stock such Forward Purchaser would deliver to us) upon net share settlement of such forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because insufficient shares of our Common Stock have been made available for borrowing by securities lenders or such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our Common Stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (other than an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (c) any other type of securities (other than our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our Common Stock) or (b) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate a settlement of a particular forward sale agreement upon the occurrence of the events described above will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of Common Stock under the terms of the physical settlement provisions of that particular forward sale agreement, irrespective of our capital needs, which would result in dilution to our earnings per share.
The forward sale price we expect to receive upon physical settlement of any forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and will be decreased on certain dates by amounts related to expected dividends on shares of our Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. If the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under the relevant forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash or net share settlement payment. See “Plan of Distribution — Sales Through Forward Sellers” for more information on the forward sale agreements.
In certain bankruptcy or insolvency events, any forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of shares of our Common Stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights or if an appropriate regulatory or other authority takes similar action, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our Common Stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any shares of our Common Stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our Common Stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of our Common Stock.
If securities analysts do not publish research or reports about our business or if they downgrade our Common Stock or our sector, our stock price and trading volume could decline.
The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose viability in the market, which in turn could cause our stock price or trading volume to decline.
The U.S. federal income tax treatment regarding cash settlement of a forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is different than the applicable forward sale price, we will either receive a cash payment from or make a cash payment to the relevant Forward Purchaser. Under Section 1032 of the Code, generally, no gain or loss is recognized by a corporation in dealing in its own stock, including pursuant to a “securities futures contract.” Although we believe that any amount received by us in exchange for our Common Stock would qualify for the exemption under Section 1032 of the Code, because it is unclear whether a forward sale agreement qualifies as a “securities futures contract,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of a forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on gross income attributable to the greater of the amount by which we fail the (1) 75% gross income test or (2) the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability, as discussed in the accompanying prospectus under “Material U.S. Federal Income Tax Considerations.” In the event that these relief provisions are not available, we could lose our REIT status under the Code. In the event that we are required to make a significant payment in cash to settle a forward agreement, we might not be able to satisfy the distribution requirements applicable to REITs under the Code, absent additional debt or equity financing. In the event that we are unable to obtain additional debt or equity financing or rely on certain relief provisions, we could lose our REIT status under the Code.
The Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our Common Stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Affiliates of certain of the Agents may receive benefits in connection with this offering.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our senior unsecured multi-currency revolving credit facility (the “Revolving Credit Facility”) pursuant to a credit agreement, dated as of August 5, 2025 (the “Credit Agreement”), among the OP, as borrower, the Company and certain subsidiaries of the OP acting as guarantors, BMO Bank N.A., as agent, and the other lender parties thereto. To the extent that we use a portion of the net proceeds from this offering or from any forward sale agreement to repay the outstanding balance under our Revolving Credit Facility, if any, such affiliates of the applicable Agents will receive their proportionate share of any amount that is repaid with the net proceeds from this offering or from any forward sale agreement. This transaction creates a potential conflict of interest because the Agents have an interest in the successful completion of this offering beyond the sales commissions they will receive. These interests may influence the decision regarding the terms and circumstances under which the offering is completed. For additional information, see “Plan of Distribution — Other Relationships” in this prospectus supplement.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of shares of our Common Stock pursuant to this prospectus supplement or upon physical settlement of any forward sale agreement we may enter into with any of the Forward Purchasers for general corporate purposes, including funding property acquisitions, repaying outstanding indebtedness (including borrowings under our Revolving Credit Facility), and for working capital.
Borrowings under our Revolving Credit Facility bear interest at a variable rate per annum based on an applicable margin that varies based on the ratio of consolidated total indebtedness to consolidated total asset value of the Company and its subsidiaries plus either (i) the Base Rate (as defined in the Credit Agreement) or (ii) the applicable Benchmark rate for the currency being borrowed. The applicable interest rate margin is based on a range from 0.15% to 0.75% per annum with respect to Base Rate borrowings and 1.15% to 1.75% per annum with respect to Benchmark borrowings (provided that the “floor” on the applicable Benchmark rate is 0%). As of September 30, 2025, we had $663.8 million of outstanding indebtedness under our Revolving Credit Facility. As of September 30, 2025, the U.S. dollar, Euro and Canadian dollar portions of the borrowings under our Revolving Credit Facility had a weighted-average effective interest rate of 5.4%, 3.3% and 4.2%, respectively. Our Revolving Credit Facility matures on August 5, 2029, subject to the OP’s right, subject to customary conditions, to extend the maturity date by up to two additional six-month terms. The proceeds from the initial borrowing under our Revolving Credit Facility in connection with entry into the Credit Agreement were used, in part, to prepay in full the borrowings under and terminate our existing Second Amended and Restated Credit Agreement, dated April 8, 2022, with KeyBank National Association, as agent, and the other lenders party thereto. Borrowings under our Revolving Credit Facility that we may repay with net proceeds from this offering (or otherwise) may be reborrowed, subject to customary conditions.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our Revolving Credit Facility and will receive their pro rata portion of any net proceeds we receive from the sale by us of shares of our Common Stock under this prospectus supplement and accompanying prospectus or from any forward sale agreement used to repay amounts outstanding under our Revolving Credit Facility. In addition, the Agents or their affiliates may receive net proceeds from this offering to the extent we use any net proceeds to repay any of our other indebtedness that may be held by any of the Agents or their respective affiliates from time to time. See “Plan of Distribution — Other Relationships” in this prospectus supplement for additional information.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amount and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds we receive from this offering.
Pending application of cash proceeds, we will invest the net proceeds from this offering or upon physical settlement of any forward sale agreement in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT.
We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (or an affiliate thereof). We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds on each settlement date equal to the number of shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our Common Stock (in the case of net share settlement) to the relevant Forward Purchaser.

If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion supplements the discussion contained under the heading “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.
New Legislation
The discussion under the heading “Material U.S. Federal Income Tax Considerations — Other Tax Considerations — Legislative Proposals” in the accompanying prospectus referred to the potential extension of certain tax cuts enacted as part of the Tax Cuts and Jobs Act of 2017 (“TCJA”) that were scheduled to expire at the end of 2026. On July 4, 2025, P.L. 119-21, the legislation commonly referred to as the One Big Beautiful Bill Act (“OBBBA”) was signed into law. The OBBBA made significant changes to the U.S. federal income tax laws in various areas, including the permanent extension of certain provisions that were enacted in the TCJA. Such extensions included the permanent extension of the 20% pass-through deduction for “qualified REIT dividends” for non-corporate taxpayers, including individuals, trusts and estates, as well as the permanent extension of the limitation on non-corporate taxpayers using “excess business losses” to offset other income. The OBBBA also increased the percentage limit under the REIT asset test applicable to taxable REIT subsidiaries (“TRSs”) from 20% to 25% for taxable years beginning after December 31, 2025. Accordingly, for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its gross assets. You are urged to consult with your tax advisor with respect to the OBBBA and its potential effect on investment in shares of our common stock.

PLAN OF DISTRIBUTION
We have entered into the Equity Sales Agreement with the Agents and the Forward Purchasers relating to shares of our Common Stock offered by this prospectus supplement and the accompanying prospectus pursuant to a continuous offering program. In accordance with the terms of the Equity Sales Agreement, an aggregate gross sales price of up to $300 million of shares of our Common Stock may be offered and sold from time to time through the Agents, as our sales agents or, as Forward Sellers, or directly to the Agents, as principals.
Sales of shares of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in (1) negotiated transactions, which may include block trades, as we and such Agent may agree or (2) “at the market” offerings (as defined in Rule 415 under the Securities Act) by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.
The Agents will offer our Common Stock subject to the terms and conditions of the Equity Sales Agreement on any trading day or as otherwise agreed to. We will designate the maximum number of shares of our Common Stock to be sold through or to an Agent on any trading day, or otherwise as we and the applicable Agent and the applicable Forward Purchaser agree, and the minimum price per share at which such shares of our Common Stock may be sold. Subject to the terms and conditions of the Equity Sales Agreement, the Agents will use their commercially reasonable efforts to sell all of our Common Stock so designated. We may instruct the Agents not to sell shares of our Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We, an Agent or a Forward Purchaser may suspend the offering of our Common Stock being made through the applicable Agent under the Equity Sales Agreement upon proper notice.
In connection with the sale of shares of our Common Stock, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to each Agent (including, in the case of Agent, as Forward Seller, in the form of a reduction to the initial forward sale price under the related forward sale agreement) may be deemed to be underwriting commissions or discounts. We have agreed in the Equity Sales Agreement to provide indemnification and contribution to the Agents and the Forward Purchasers against certain civil liabilities, including liabilities under the Securities Act.
Our Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M under the Exchange Act. If we have reason to believe that our Common Stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, we will promptly so notify the Agents, and sales of shares of our Common Stock under the Equity Sales Agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Agent. If an Agent, that is subject to a sale instruction, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the shares subject to such sale instruction, it shall promptly notify us.
The offering of shares of our Common Stock pursuant to the Equity Sales Agreement will terminate upon the earlier of (1) the sale of shares of our Common Stock subject to the Equity Sales Agreement (including shares sold by us to or through the Agents and borrowed shares sold through the Agents, as Forward Sellers) having an aggregate gross sales price of $300 million and (2) the termination of the Equity Sales Agreement by us, the Agents or the Forward Purchasers. An Agent or Forward Purchaser may terminate the Equity Sales Agreement at any time but only with respect to itself.
Commissions and Discounts
Each Agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our Common Stock sold through it as our sales agent under the Equity Sales Agreement. We may also agree with the applicable Agent to sell shares of our Common Stock using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act and for which we may agree to pay the applicable Agent a commission that may exceed 2.0% of the gross sales price.
In connection with each forward sale agreement, we will pay the applicable Agent, as Forward Seller, a commission (the “forward selling commission”), in the form of a reduction to the initial forward sale price under the related forward sale agreement, at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our Common Stock sold through such Agent, as Forward Seller, during the applicable forward selling period for such shares.
Under the terms of the Equity Sales Agreement, we may also sell shares of our Common Stock to each of the Agents, as principal, at a price per share agreed upon at the time of sale. If we sell shares of our Common Stock to any Agent as principal, we will enter into a separate terms agreement with the Agent, setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.
We estimate that the total expenses payable by us in connection with the offering and sale of shares of our Common Stock pursuant to the Equity Sales Agreement, excluding commissions and discounts payable to the Agents but including expenses paid prior to the date of this prospectus supplement and any transaction fees, transfer taxes or similar charges imposed by any governmental or self-regulatory organization in connection with the sales, will be approximately $550,000. If we have not sold shares of our Common Stock with an aggregate gross sales price of at least $50 million by the eighteenth month anniversary of the date of this prospectus, we will be required to reimburse the Agents and the Forward Purchasers for the reasonable documented out-of-pocket fees and disbursements of counsel to the Agents and the Forward Purchasers; provided however such fees and expenses of counsel to the Agents and the Forward Purchasers subject to reimbursement by us shall not exceed $150,000.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, as Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.
In connection with any forward sale agreement and our instructions accepted by the relevant Forward Purchaser and Agent, as Forward Seller, the relevant Agent, as Forward Seller, will use its commercially reasonable efforts to sell such shares of Common Stock, on the terms and subject to the conditions set forth in the Equity Sales Agreement and the relevant forward sale agreement. We will instruct such Agent as to the target amount of Common Stock to be sold by it as Forward Seller and may also instruct such Agent not to sell such Common Stock if the sales cannot be effected at or above a price designated by us. We or the applicable Agent, as Forward Seller, may at any time immediately suspend the offering of shares of our Common Stock through such Agent, as Forward Seller, upon notice to the other party.
Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our Common Stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement. Upon physical settlement under a forward sale agreement, we will have the right to receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the relevant forward price per share under such forward sale agreement and (2) the number of shares of our Common Stock that are being physically settled. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average of the sales prices per share at which the borrowed shares of our Common Stock were sold by the relevant Agent, as Forward Seller, during the applicable forward hedge selling period in accordance with the Equity Sales Agreement to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to adjustments to such volume-weighted average of the sales prices during the forward hedge selling period based on the same factors described in the next two sentences). Thereafter, the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of quarterly dividends we expect to declare on our Common Stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. We will not receive any proceeds from any sale of borrowed shares of our Common Stock through an Agent, as Forward Seller, and all of such proceeds will be paid to the relevant Forward Purchaser (an affiliate thereof).
We expect that, before any issuance of shares of our Common Stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our Common Stock used in calculating diluted earnings per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward hedge selling period) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share as a result of such forward sale agreement except during periods when the average market price of our Common Stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on the specified daily rate less a spread, to be agreed upon by us and the Forward Purchaser under the applicable forward sale agreement, and subject to decrease by amounts related to expected dividends on our Common Stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our Common Stock by us could result in dilution to our earnings per share.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of Common Stock subject to such forward sale agreement, subject to certain exceptions pursuant to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our Common Stock in secondary market transactions over an unwind period so as to:
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return shares of our Common Stock to securities lenders to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our Common Stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our Common Stock to us to the extent required upon settlement of such forward sale agreement.

In general terms and subject to a particular forward sale agreement: if the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is above the forward sale price, in the case of cash settlement, we would pay the applicable Forward Purchaser under the relevant forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. If the market value of shares of our Common Stock during the relevant unwind period under a particular forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by a Forward Purchaser under the applicable forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of our Common Stock having a value equal to the difference. Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our Common Stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our Common Stock to such Forward Purchaser.
In addition, the purchase of our Common Stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position and settle its obligations could cause the price of our Common Stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that we would owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or possibly the number of shares (in the case of net share settlement) that such Forward Purchaser would owe us upon settlement of the applicable forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the transaction underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because insufficient shares of our Common Stock have been made available for borrowing by securities lenders or such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our Common Stock that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (other than an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (c) any other type of securities (other than our Common Stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our Common Stock) or (b) occurs that would constitute a hedging disruption or a change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement). A Forward Purchaser’s decision to exercise its right to accelerate the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our Common Stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share.
In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale agreement will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our Common Stock or receive any proceeds pursuant to such forward sale agreement.
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the master forward sale agreement is included as an exhibit to the Equity Sales Agreement, and the Equity Sales Agreement has been or will be filed as an exhibit to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.
Settlement Procedures
Each Agent will provide written confirmation to us following the close of trading on the NYSE on each day during which shares of our Common Stock were sold by the Agent under the Equity Sales Agreement. Each confirmation will include the number of shares of our Common Stock sold on that day, the aggregate gross sales proceeds received from the sale of such shares of our Common Stock, the aggregate net proceeds to us or the applicable Forward Purchaser and the aggregate commission payable by us to the Agent with respect to such sales.
Settlement for sales of shares of our Common Stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the trade date on which such sales were made. Settlement dates for forward sale agreements will be agreed upon with the Forward Purchaser. There are no agreements for funds to be received in escrow, trust or similar relationship.

Reporting
We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of shares of our Common Stock sold through the Agents under the Equity Sales Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of shares of our Common Stock.
Other Relationships
The Agents, Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Agents, Forward Purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
As of the date of this prospectus supplement, affiliates of certain of the Agents in this offering are lenders under our Revolving Credit Facility. As described above under “Use of Proceeds,” we may use a portion of the net proceeds from this offering or from any forward sale agreement to repay the outstanding balance under our Revolving Credit Facility, if any, and such affiliates of the applicable Agents therefore may receive their proportionate share of any amount that is repaid with the net proceeds from this offering or from any forward sale agreement. Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because, as a REIT, we are excluded from that requirement. Additionally, to the extent that net proceeds from this offering or upon physical settlement of any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Agents or any of their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of such offering or settlement through the repayment of that indebtedness.
In addition, in the ordinary course of their various business activities, the Agents, Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve our securities and instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agents, Forward Purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser (or its affiliate) will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our Common Stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our Common Stock made in connection with any forward sale agreement.

LEGAL MATTERS
Certain legal matters, including certain U.S. federal income tax matters, have been passed upon by Greenberg Traurig, LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. Sidley Austin LLP will act as counsel to the Agents and the Forward Purchasers.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Reporting on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE
We have filed a registration statement on Form S-3 with the SEC in connection with, among other offerings of securities, the offering of shares of our Common Stock pursuant to this prospectus supplement. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. Our reference to the SEC’s internet site is intended to be an inactive textual reference only.
This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.
SEC rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, filed with the SEC on May 8, 2025, June 30, 2025, filed with the SEC on August 7, 2025 and September 30, 2025, filed with the SEC on November 6, 2025;

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our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 (or any related exhibit furnished under Item 9.01(d) thereof)) filed with the SEC on January 24, 2025, February 26, 2025, March 12, 2025, March 13, 2025, March 28, 2025, April 4, 2025, May 27, 2025, June 2, 2025, June 13, 2025, June 23, 2025 and August 6, 2025;

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our Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 8, 2025 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024); and

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the description of our Common Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any of the securities covered under this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attention: Investor Relations, Telephone: (332) 265-2020.

PROSPECTUS
GLOBAL NET LEASE, INC.
COMMON STOCK, PREFERRED STOCK, STOCK PURCHASE CONTRACTS, DEBT
SECURITIES, GUARANTEES, DEPOSITARY SHARES, WARRANTS AND UNITS
We or one or more selling security holders to be identified in a supplement to this prospectus, referred to as our selling security holders, may offer, issue and sell from time to time, together or separately, common stock, $0.01 par value per share (“common stock”), preferred stock, par value $0.01 per share (“preferred stock”), stock purchase contracts, debt securities, guarantees, depositary shares, warrants, and units, in each case up to an indeterminate total dollar amount.
This prospectus describes some of the general terms that apply to the securities and the general manner in which these securities may be offered and sold. We will provide the specific information about the offering and the specific terms, amounts and offering prices of the securities being offered, and the identity of any selling security holders, in one or more prospectus supplements. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We may also authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.
We or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.
Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “GNL,” our 7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), is listed on the NYSE under the symbol “GNL PR A,” our 6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series B Preferred Stock”), is listed on the NYSE under the symbol “GNL PR B,” our 7.50% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), is listed on the NYSE under the symbol “GNL PR D,” and our 7.375% Series E Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (“Series E Preferred Stock”), is listed on the NYSE under the symbol “GNL PR E.” On April 30, 2025, the last reported sale price of our common stock on the NYSE was $7.55 per share, the last reported sale price of our Series A Preferred Stock on the NYSE was $22.60 per share, the last reported sale price of our Series B Preferred Stock on the NYSE was $21.53 per share, the last reported sale price of our Series D Preferred Stock on the NYSE was $23.01 per share, and the last reported sale price of our Series E Preferred Stock on the NYSE was $23.03 per share
Investing in our securities involves risks. See “Risk Factors” on page 1 hereof as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.
We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus for a description of these restrictions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 2, 2025

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we or our selling security holders may sell any combination of the securities described in this prospectus from time to time. The types of securities that we may offer and sell from time to time pursuant to the prospectus are: common stock; preferred stock; stock purchase contracts; debt securities; guarantees; depositary shares; warrants; and units, in each case up to an indeterminate total dollar amount. The exhibits to our registration statement and documents incorporated by reference contain the full text of certain contracts and other important documents that we have summarized in this prospectus or that we may summarize in a prospectus supplement. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits and other documents can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.” You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus only provides you with a general description of the securities we or our selling security holders may offer, which is not meant to be a complete description of each security. Each time we or our selling security holders sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto, references to “our company,” “we,” “us” and “our” mean Global Net Lease, Inc., a Maryland corporation, and its consolidated subsidiaries, including, without limitation, Global Net Lease Operating Partnership, L.P., a Delaware limited partnership of which we are the sole general partner, which we refer to as “our operating partnership” or the “OP”.
RISK FACTORS
Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated, or deemed to be incorporated, by reference into this prospectus, and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus and (ii) contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements:
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Although we intend to use the net proceeds from any offering hereunder for general corporate purposes, which may include the repayment of borrowings outstanding under our revolving credit facility which comprises our senior unsecured multi-currency credit facility or other indebtedness, management will have broad discretion regarding the use of proceeds from any such offering.

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We may be unable to enter into contracts for and complete property acquisitions or dispositions on advantageous terms and our property acquisitions may not perform as we expect.

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Our ability to grow depends on our ability to access additional debt or equity financing on attractive terms, and there can be no assurance we will be able to so on favorable terms or at all.

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Certain of the agreements governing our indebtedness may limit our ability to pay dividends on our common stock, our Series A Preferred Stock, our Series B Preferred Stock, our Series D Preferred Stock, our Series E Preferred Stock, or any other equity securities we may issue.

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If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.

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Market and economic challenges experienced by the U.S. and global economies may adversely impact our operating results and financial condition.

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We are subject to risks associated with our international investments, including compliance with and changes in foreign laws and fluctuations in foreign currency exchange rates.

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Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations.

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We have substantial indebtedness and we may incur significant additional indebtedness and other liabilities. Changes in the debt markets could have a material adverse impact on our earnings and financial condition.

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We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.

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Retail conditions and decreased demand for office space may adversely affect our rental revenues.

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In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations, including those related to environmental matters, and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

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Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

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We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, which can cause severe disruptions in the U.S., and global economy.

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We may fail to continue to qualify as a REIT (as defined below).

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our securities.
For more information regarding risks that may cause our actual results to differ materially from any forward-looking statements, see “Risk Factors.” We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.
THE COMPANY
We are an internally managed real estate investment trust for United States (“U.S.”) federal income tax purposes (“REIT”) that focuses on acquiring and managing a global portfolio of income producing net lease assets across the U.S., and Western and Northern Europe. Historically, we focused on acquiring and managing a globally diversified portfolio of strategically-located commercial real estate properties, which consisted primarily of mission-critical, single tenant net-lease assets. As a result of acquiring The Necessity Retail REIT, Inc. (“RTL”) in the quarter ended September 30, 2023, we acquired a diversified portfolio of 989 properties consisting of primarily necessity-based retail single-tenant and multi-tenant properties located in the U.S.
Until September 12, 2023, we were managed by Global Net Lease Advisors, LLC (the “Advisor”), who managed our day-to-day business with the assistance of the property manager, Global Net Lease Properties, LLC (the “Property Manager”), who managed and leased our properties to third parties. Prior to September 12, 2023, the former Advisor and the Property Manager were under common control with AR Global Investments, LLC (“AR Global”), and these related parties had historically received compensation and fees for various services provided to us. On September 12, 2023, we internalized our advisory and property management functions as well as the advisory and property management functions of RTL.
As of December 31, 2024, we owned 1,121 properties consisting of 60.7 million rentable square feet, which were 97% leased, with a weighted-average remaining lease term of 6.2 years. Based on the percentage of annualized rental income on a straight-line basis as of December 31, 2024, approximately 80% of our properties were located in the U.S. and Canada and approximately 20% were located in Europe. In addition, as of December 31, 2024, our portfolio was comprised of 34% Industrial & Distribution properties, 28% Multi-Tenant retail properties, 21% Single-Tenant Retail properties and 17% Office properties. The straight-line rent includes amounts for tenant concessions.
We maintain our principal executive office at 650 Fifth Avenue, 30th Floor, New York, New York 10019. Our Investor Relations telephone number is (332) 265-2020. We maintain a website at www.globalnetlease.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus, any prospectus supplement or any other report or document we file with or furnish to the SEC.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the offering of securities under this prospectus for general corporate purposes, which may include funding our investment activity, repaying outstanding indebtedness, for working capital and other general purposes. Further details relating to the use of the net proceeds from the offering of securities under this prospectus will be set forth in the applicable prospectus supplement.
We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

DESCRIPTION OF THE SECURITIES
This prospectus contains summary descriptions of the shares of common stock, shares of preferred stock, debt securities, warrants and units that we or our selling security holders may offer from time to time. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.
DESCRIPTION OF CAPITAL STOCK
The following summary of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.” The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our charter and bylaws.
General
Our charter authorizes us to issue up to 290,000,000 shares of stock, consisting of 250,000,000 shares of common stock and 40,000,000 shares of preferred stock. As of December 31, 2024, we had the following issued and outstanding: (i) 231,051,139 shares of common stock; (ii) 6,799,467 shares of our Series A Preferred Stock; (iii) 4,695,887 shares of our Series B Preferred Stock; (iv) 7,933,711 shares of our Series D Preferred Stock; and (v) 4,595,175 shares of our Series E Preferred Stock. For a description of the terms of any other class or series of preferred stock we may issue in the future, in addition to the applicable prospectus supplement, see the articles supplementary classifying such class or series of preferred stock, which will be filed or incorporated by reference in this prospectus, and the description of such class or series of preferred stock contained in Exhibit 4.11 on our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, including any subsequently filed amendments thereto and reports filed for the purpose of updating such description, which may be obtained as described above under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our board of directors, with the approval of a majority of the entire board of directors and without any action taken by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, stockholders are not generally liable for our debts or obligations solely as a result of their status as stockholders.
Common Stock
Subject to the preferential rights, if any, of holders of any other class or series of our stock and to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the holders of our common stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of directors and declared by us; and

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are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution or winding up of our affairs.

Upon issuance for full payment therefor, all common stock issued by us will be fully paid and non-assessable. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our common stock. Holders of our common stock generally will have no appraisal rights.

Subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock and except as may otherwise be provided in the charter, holders of our common stock are entitled to one vote per share on all matters on which holders of our common stock are entitled to vote at all meetings of our stockholders. The holders of our common stock do not have cumulative voting rights.
Holders of shares of our common stock are entitled to vote for the election of directors. Directors may be removed from office, only for cause, by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. Cause is defined in our charter to mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.
Any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal.
Preferred Stock
General
Under our charter, our board of directors, without stockholder approval, is authorized to provide for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares in each class or series and to fix the terms thereof. Our board of directors could authorize the issuance of additional shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that holders of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then market price of such shares of common stock.
Some of the rights, preferences, privileges and restrictions of the shares of preferred stock of a class or series may include the following:
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distribution rights;

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conversion rights;

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voting rights;

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redemption rights and terms of redemptions; and

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liquidation preferences.

The preferred stock we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable.
Any shares of our preferred stock that we issue could rank senior to our shares of common stock with respect to the payment of distributions, in which case we could not pay any distributions on such junior shares until full distributions have been paid with respect to such shares of our preferred stock.
The rights, preferences, privileges and restrictions of each class or series of shares of our preferred stock will be fixed by articles supplementary relating to the class or series. We will describe the specific terms of the particular class or series of shares of our preferred stock offered in the prospectus supplement relating to that class or series, which terms will include:
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the designation and par value of the shares of our preferred stock;

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the voting rights, if any, of the shares of our preferred stock;

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the number of shares of our preferred stock offered, the liquidation preference per share of our preferred stock and the offering price of the shares of our preferred stock;

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the distribution rate(s), period(s) and payment date(s) or method(s) of calculation applicable to the shares of our preferred stock;

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whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the shares of our preferred stock will cumulate;

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the procedures for any auction and remarketing for the shares of our preferred stock, if applicable;

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the provision for a sinking fund, if any, for the shares of our preferred stock;

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the provision for, and any restriction on, redemption, if applicable, of the shares of our preferred stock;

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the provision for, and any restriction on, repurchase, if applicable, of the shares of our preferred stock;

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the terms and provisions, if any, upon which the shares of our preferred stock will be convertible into shares of common stock, including the conversion price (or manner or calculation) and conversion period;

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the terms under which the rights of the shares of our preferred stock may be modified, if applicable;

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the relative ranking and preferences of the shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any limitation on issuance of any other class or series of shares of our preferred stock, including any class or series of shares of our preferred stock ranking senior to or on parity with the class or series of shares of our preferred stock as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs;

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any listing of the shares of our preferred stock on any securities exchange;

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if appropriate, a discussion of any additional material U.S. federal income tax considerations applicable to the shares of our preferred stock;

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information with respect to book-entry procedures, if applicable;

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in addition to those restrictions described below, any other restrictions on the ownership and transfer of the shares of our preferred stock; and

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any additional rights, preferences, privileges or restrictions of the shares of our preferred stock.

Series A Preferred Stock
As of December 31, 2024, 9,959,650 shares of preferred stock were classified and designated as Series A Preferred Stock pursuant to articles supplementary accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”), 6,799,467 of which were outstanding.
Holders of Series A Preferred Stock are entitled to cumulative dividends in an amount equal to $1.8125 per share each year, which is equivalent to the rate of 7.25% of the $25.00 liquidation preference per share per annum. The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. The Series A Preferred Stock is redeemable in whole or in part, at the Company’s option, at a redemption price of $25.00 per share plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date, without interest. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the articles supplementary governing the terms of the Series A Preferred Stock (the “Articles Supplementary”)), the Company may, subject to certain conditions, at its option, redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series A Preferred Stock will have certain rights to convert their shares of Series A Preferred Stock into shares of Common Stock based on a defined formula subject to a cap whereby the holders of Series A Preferred Stock may receive a maximum of 2.301 shares of Common Stock (as adjusted for any stock splits) per share of Series A Preferred Stock.
The Series A Preferred Stock ranks, with respect to dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) senior to common stock and to all other equity securities ranking junior to the Series A Preferred Stock, (ii) on parity with the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and all other equity securities ranking on parity with the Series A Preferred Stock and (iii) junior to any class or series of equity securities ranking senior to the Series A Preferred Stock.

If dividends on any outstanding shares of Series A Preferred Stock have not been paid for six or more dividend periods, holders of Series A Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series A Preferred Stock, including the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series A Preferred Stock have been fully paid. In addition, the Company may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding-up or amend the Company’s charter to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series A Preferred Stock and holders of any other equally-affected classes and series of preferred stock ranking on parity with the Series A Preferred Stock, including the Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class. Other than the limited circumstances described above and in the Articles Supplementary, holders of Series A Preferred Stock do not have any voting rights. The necessary conditions to convert the Series A Preferred Stock into Common Stock have not been met as of December 31, 2024.
This description summarizes some of the terms of our Series A Preferred Stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our charter and bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein, as well the description of our Series A Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and incorporated by reference herein. We encourage you to read our charter, our bylaws and the description of our Series A Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 for additional information.
Series B Preferred Stock
As of December 31, 2024, 11,450,000 shares of preferred stock were classified and designated as Series B Preferred Stock pursuant to articles supplementary accepted for record by the SDAT, 4,695,887 of which were outstanding.
Holders of Series B Preferred Stock are entitled to cumulative dividends in an amount equal to $1.71875 per share each year, which is equivalent to the rate of 6.875% of the $25.00 liquidation preference per share per annum. The Series B Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. At any time and from time to time, the Series B Preferred Stock is redeemable in whole or in part, at the Company’s option, at a redemption price of $25.00 per share plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date, without interest. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the articles supplementary governing the terms of the Series B Preferred Stock (the “Series B Articles Supplementary”)), the Company may, subject to certain conditions, at its option, redeem the Series B Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series B Preferred Stock will have certain rights to convert their shares of Series B Preferred Stock into shares of Common Stock based on a defined formula subject to a cap whereby the holders of Series B Preferred Stock may receive a maximum of 2.5126 shares of common stock (as adjusted for any stock splits) per share of Series B Preferred Stock.

The Series B Preferred Stock ranks, with respect to dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) senior to the common stock and to all other equity securities ranking junior to the Series B Preferred Stock, (ii) on parity with the Series A Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock and all other equity securities ranking on parity with the Series B Preferred Stock and (iii) junior to any class or series of equity securities ranking senior to the Series B Preferred Stock. The necessary conditions to convert the Series B Preferred Stock into Common Stock have not been met as of December 31, 2024.
If dividends on any outstanding shares of Series B Preferred Stock have not been paid for six or more dividend periods, holders of Series B Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series B Preferred Stock, including the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, will be entitled to vote together as a single class, will have the exclusive power, voting together as a single class, to elect two additional directors until all accrued and unpaid dividends on the Series B Preferred Stock have been fully paid. In addition, the Company may not authorize or issue any class or series of equity securities ranking senior to the Series B Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up or amend our charter to materially and adversely change the terms of the Series B Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series B Preferred Stock and holders of any other equally-affected classes and series of preferred stock ranking on parity with the Series B Preferred Stock, including the Series A Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class. Other than the limited circumstances described above and in the Series B Articles Supplementary, holders of Series B Preferred Stock do not have any voting rights.
This description summarizes some of the terms of our Series B Preferred Stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our charter and bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein, as well the description of our Series B Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024 and incorporated by reference herein. We encourage you to read our charter, our bylaws and the description of our Series B Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 for additional information.
Series D Preferred Stock
Holders of Series D Preferred Stock are entitled to cumulative dividends in the amount of $1.8750 per share each year, which is equivalent to the rate of 7.50% of the $25.00 liquidation preference per share per annum. The Series D Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. At any time and from time to time, the Series D Preferred Stock is redeemable in whole, or in part, at the Company’s option, at a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date, without interest. In addition, upon the occurrence of a Delisting Event or a Change of Control, (each as defined in the articles supplementary governing the terms of the Series D Preferred Stock (the “Series D Articles Supplementary”)), the Company may, subject to certain conditions, at its option, redeem the Series D Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series D Preferred Stock will have certain rights to convert their shares of Series D Preferred Stock into shares of Common Stock based on a defined formula subject to a cap whereby the holders of Series D Preferred Stock may receive a maximum of 4.4924 shares of common stock (as adjusted for any stock splits) per share of Series D Preferred Stock.
The Series D Preferred Stock ranks, with respect to dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) senior to common stock and to all other equity securities ranking junior to the Series D Preferred Stock, (ii) on parity with the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock and all other equity securities ranking on parity with the Series D Preferred Stock and (iii) junior to any class or series of equity securities ranking senior to the Series D Preferred Stock.

If dividends on any outstanding shares of Series D Preferred Stock have not been paid for six or more dividend periods, holders of Series D Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series D Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock, will have the exclusive power, voting together in a single class, to elect two additional directors until all accrued and unpaid dividends on the Series D Preferred Stock have been fully paid. In addition, the Company may not authorize or issue any class or series of equity securities ranking senior to the Series D Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up or amend the Company’s charter to materially and adversely change the terms of the Series D Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series D Preferred Stock and holders of any other equally-affected classes and series of preferred stock ranking on parity with the Series D Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series E Preferred Stock, voting together as a single class. Other than the limited circumstances described above and in the Series D Articles Supplementary, holders of Series D Preferred Stock do not have any voting rights.
This description summarizes some of the terms of our Series D Preferred Stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our charter and bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein, as well the description of our Series D Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and incorporated by reference herein. We encourage you to read our charter, our bylaws and the description of our Series B Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 for additional information.
Series E Preferred Stock
Holders of Series E Preferred Stock are entitled to cumulative dividends in the amount of $1.84375 per share each year, which is equivalent to the rate of 7.375% of the $25.00 liquidation preference per share per annum. The Series E Preferred Stock has no stated maturity and will remain outstanding indefinitely unless redeemed or otherwise repurchased. On and after December 18, 2025, at any time and from time to time, the Series E Preferred Stock will be redeemable in whole, or in part, at the Company’s option, at a redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date, without interest. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined in the articles supplementary governing the terms of the Series E Preferred Stock (the “Series E Articles Supplementary”)), the Company may, subject to certain conditions, at its option, redeem the Series E Preferred Stock, in whole but not in part, within 90 days after the occurrence of the Delisting Event or within 120 days after the first date on which the Change of Control occurred, as applicable, by paying the redemption price of $25.00 per share, plus an amount equal to all dividends accrued and unpaid (whether or not declared), if any, to, but not including, the redemption date. If the Company does not exercise these redemption rights upon the occurrence of a Delisting Event or a Change of Control, the holders of Series E Preferred Stock will have certain rights to convert their shares of Series E Preferred Stock into shares of Common Stock based on a defined formula subject to a cap whereby the holders of Series E Preferred Stock may receive a maximum of 6.605 shares of common stock (as adjusted for any stock splits) per share of Series E Preferred Stock.
The Series E Preferred Stock ranks, with respect to dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, (i) senior to common stock and to all other equity securities ranking junior to the Series E Preferred Stock, (ii) on parity with the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock and all other equity securities ranking on parity with the Series E Preferred Stock and (iii) junior to any class or series of equity securities ranking senior to the Series E Preferred Stock.

If dividends on any outstanding shares of Series E Preferred Stock have not been paid for six or more dividend periods, holders of Series E Preferred Stock and holders of any other class or series of preferred stock ranking on parity with the Series E Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, will have the exclusive power, voting together in a single class, to elect two additional directors until all accrued and unpaid dividends on the Series E Preferred Stock have been fully paid. In addition, the Company may not authorize or issue any class or series of equity securities ranking senior to the Series E Preferred Stock with respect to dividend rights and rights upon the Company’s voluntary or involuntary liquidation, dissolution or winding-up or amend the Company’s charter to materially and adversely change the terms of the Series E Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter by holders of outstanding shares of Series E Preferred Stock and holders of any other equally-affected classes and series of preferred stock ranking on parity with the Series E Preferred Stock, including the Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, voting together as a single class. Other than the limited circumstances described above and in the Series E Articles Supplementary, holders of Series E Preferred Stock do not have any voting rights.
This description summarizes some of the terms of our Series E Preferred Stock. Because it is only a summary, it does not contain all the information that may be important to you and is subject to and qualified in its entirety by reference to our charter and bylaws, which are filed as exhibits to our most recent Annual Report on Form 10-K and are incorporated by reference herein, as well the description of our Series E Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024 and incorporated by reference herein. We encourage you to read our charter, our bylaws and the description of our Series E Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 23, 2024 for additional information.
Power to Reclassify Shares of Our Stock
Our board of directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock, into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.
Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock and Preferred Stock
We believe that the power of our board of directors to amend our charter from time to time to increase the aggregate number of authorized shares of stock and the number of shares of stock of any class or series that we have the authority to issue, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Shares of additional classes or series of stock, as well as additional shares of common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities are then listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of common stock or preferred stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders or otherwise be in their best interest.
Restrictions on Transfer and Ownership of Stock
In order for us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Code Section 856(h), a REIT cannot be “closely held.” In this regard, not more than 50% of the value of the outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our common stock and other outstanding shares of our capital stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 8.025% in value of the aggregate of our outstanding shares of stock or more than 8.025% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock; we refer to these limitations as the “ownership limits.”
The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 8.025% in value of the aggregate of our outstanding shares of stock or 8.025% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.
Our board of directors may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in our being “closely held” under Code Section 856(h) (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our board of directors for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our board of directors, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our board of directors that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a charitable trust of the shares of stock causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our board of directors may, but is not required to, obtain an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.
In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our board of directors may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of shares of our stock is in excess of such decreased limits until such person’s percentage ownership of shares of our stock equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of shares of our stock in excess of such percentage ownership will be in violation of the applicable decreased limits. Our board of directors may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the shares of our stock then outstanding. Prior to any modification of the ownership limits, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.
Our charter further prohibits:
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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock that would result in our being “closely held” under Code Section 856(h) (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of our stock will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our stock is no longer required in order for us to qualify as a REIT.
If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in:
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any person violating the ownership limits or such other limit established by our board of directors; or

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our company being “closely held” under Code Section 856(h) (without regard to whether the stockholder’s interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will automatically be transferred to, and held by, a charitable trust for the exclusive benefit of one or more charitable organizations selected by us, and the intended transferee will acquire no rights in such shares. The transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the charitable trust. A person who, but for the transfer of the shares to the charitable trust, would have beneficially or constructively owned the shares so transferred is referred to as a “prohibited owner,” which, if appropriate in the context, also means any person who would have been the record owner of the shares that the prohibited owner would have so owned. If the transfer to the charitable trust as described above would not be effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer contained in our charter, then our charter provides that the transfer of the shares will be void from the time of such purported transfer and the intended transferee will acquire no rights in such shares.
Shares of stock transferred to a charitable trust are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid per share in the transaction that resulted in such transfer to the charitable trust (or, in the case of a devise or gift, the market price (as defined in our charter), at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trustee as described below. We may pay the amount of such reduction to the charitable trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee of the charitable trust has sold the shares held in the charitable trust as discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, and the charitable trustee must distribute the net proceeds of the sale to the prohibited owner.
Within 20 days of receiving notice from us of the transfer of the shares to the charitable trust, the charitable trustee will sell the shares to a person or entity designated by the charitable trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of our stock described above. After that, the charitable trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares in the transaction that resulted in the transfer to the charitable trust (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, the market price of such stock on the day of the event that resulted in the transfer to the charitable trust) and (2) the price per share received by the charitable trustee from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the prohibited owner by the amount of dividends and other distributions which have been paid to the prohibited owner and are owed by the prohibited owner to the charitable trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary. In addition, if, prior to discovery by us that shares of stock have been transferred to a charitable trustee, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the charitable trust and to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the charitable trust upon demand by the charitable trustee. The prohibited owner will have no rights in the shares held by the charitable trust.

The charitable trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the charitable trust, the charitable trustee will receive, in trust for the charitable beneficiary, all dividends or other distributions made by us with respect to such shares and may also exercise all voting rights with respect to such shares. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the charitable trust will be paid by the recipient to the charitable trust upon demand by the charitable trustee and any dividend or other distribution authorized but unpaid will be paid when due to the charitable trustee. These rights will be exercised for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the charitable trustee will have the authority, at the charitable trustee’s sole discretion:
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to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the charitable trustee; and

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to recast the vote in accordance with the desires of the charitable trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the charitable trustee may not rescind and recast the vote.
If our board of directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer or other event.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of all classes or series of our stock, including common stock, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which such shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will, upon request, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
Any certificates representing shares of our stock, or any written statements of information delivered in lieu of certificates, will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock is Equiniti Trust Company, LLC. The principal business address of the transfer agent and registrar is 48 Wall Street, Floor 23, New York, NY 10005.
Listing
Our shares of common stock are listed on the NYSE under the symbol “GNL,” our Series A Preferred Stock is listed on the NYSE, under the symbol “GNL PR A,” our Series B Preferred Stock is listed on the NYSE under the symbol “GNL PR B,” our Series D Preferred Stock is listed on the NYSE under the symbol “GNL PR D,” and our Series E Preferred Stock is listed on the NYSE under the symbol “GNL PR E.”
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, stock purchase contracts, debt securities, guarantees, depositary shares, warrants, and units issued by us that may be offered and sold pursuant to this prospectus. The terms of the offering of any such securities, including the initial offering price and the net proceeds to us will be contained in the applicable prospectus supplement.
CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions may discourage certain coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Number of Directors; Vacancies; Removal
We presently have ten directors. This number may be increased or decreased from time to time pursuant to the bylaws, but may never be less than one or more than fifteen. At each annual meeting, all directors are elected to serve until the following annual meeting of stockholders and until their successors are duly elected and qualify.
We have elected by a provision of our charter to be subject to a provision of Maryland law requiring that, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors may be filled only by the remaining directors in office, even if the remaining directors do not constitute a quorum, and that any individual elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies. Any director may resign at any time by delivering his or her notice to the board of directors.
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, any or all directors may be removed from office only for “cause” by the affirmative vote of the stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision of our charter, “cause” means, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty.

Action by Stockholders
Under the MGCL, common stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal.
Meetings and Special Voting Requirements
Subject to our charter restrictions on ownership and transfer of our stock and the terms of each class or series of stock, including with respect to the vote by the stockholders for the election of the directors, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. A plurality of all of the votes cast at a meeting of stockholders shall be sufficient to elect a director.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all the votes entitled to be cast on the matter. Our charter provides for approval of these matters (except for certain charter amendments relating to the removal of directors and the vote required to amend the removal provision or such vote requirements) by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Also, our operating assets are held by our subsidiaries and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Pursuant to our charter and bylaws, an annual meeting of our stockholders for the purpose of the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. Special meetings of stockholders to act on any matter that may properly be considered at a meeting of stockholders may be called upon the request of the board of directors, the chairman of the board of directors, the president or the chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on the matter at the meeting. The presence of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter, either in person or by proxy, will constitute a quorum.
Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Dissolution
Our dissolution must be declared advisable by a majority of our entire board of directors and approved by the affirmative vote of stockholders entitled to cast not less than a majority of the votes entitled to be cast on such matter.
Business Combinations
Under the MGCL, certain “business combinations,” including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or, generally, any person who beneficially owns directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder. The super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Under the MGCL, a person is not an “interested stockholder” if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. A corporation’s board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the MGCL, our board of directors has by resolution exempted business combinations between us and any person, provided that such business combination is first approved by our board of directors (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to such business combinations. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute. This resolution, however, may be altered or repealed in whole or in part at any time by our board of directors. If this resolution is repealed, or our board of directors does not otherwise approve a business combination with a person, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person that has made or proposed to make the control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are shares of voting stock which, if aggregated with all other such shares owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third, (B) one-third or more but less than a majority or (C) a majority or more of all voting power. Control shares do not include shares that the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved, or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, unless the corporation’s charter provides otherwise. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the directors;

•
a requirement that a vacancy on the board be filled only by the remaining directors and, if the board is classified, for the remainder of the full term of the class of directors in which the vacancy occurred; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of directors. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders in order to call a special meeting to act on such matter.
We previously elected to be subject to Section 3-803 of the MGCL (relating to a classified board of directors). Beginning at the 2024 annual meeting of stockholders, as the terms of the directors in each class expire, the successors to the directors in that class will be elected without classification, so that by the 2025 annual meeting of stockholders, the board of directors will no longer be classified. Thereafter, all of the directors will be elected to serve until the following annual meeting of stockholders and until their respective successors are duly elected and qualify. In addition, our charter prohibits us from electing to be subject to Section 3-803 unless the repeal of such prohibition is approved by the affirmative vote of at least a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors.

Advance Notice of Director Nominations and New Business
Our bylaws provide that nominations of individuals for election to the board of directors or proposals of other business may be made at an annual meeting (1) pursuant to our notice of meeting, (2) by or at the direction of our board of directors, or (3) by any stockholder who was a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the annual meeting, at the time of giving of notice pursuant to the bylaws and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in our bylaws. Our bylaws currently require the stockholder to provide notice to the secretary containing the information required by our bylaws not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the board of directors may be made at a special meeting, (1) by or at the direction of the board of directors, or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder who is a holder of record at the record date set by the Board of Directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who complies with the notice procedures set forth in our bylaws. Such stockholder may nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice containing the information required by our bylaws is delivered to the secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (1) the 90th day prior to such special meeting or (2) the tenth day following the day on which public announcement is first made of the date of the special meeting.
In order to qualify for nomination or election as a director of the board, an individual at the time of nomination and election must meet the applicable qualification requirements set forth in the bylaws.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, and does not limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in connection with such proceeding. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who, while our director or officer and at our request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses, with the approval of the board of directors, to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of us or a predecessor of us.
We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. The indemnification agreements provide that each indemnitee is entitled to indemnification unless it is established that (1) the act or omission of an indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (2) such indemnitee actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, such indemnitee had reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements further limit each indemnitee’s entitlement to indemnification in cases where (1) the proceeding was one by or in the right of us and such indemnitee was adjudged to be liable to us, (2) such indemnitee was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to such indemnitee or (3) the proceeding was brought by such indemnitee, except in certain circumstances.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, is the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, other than actions arising under federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation (i) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or our stockholders or (ii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL, our charter or our bylaws, or (c) any other action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. Our bylaws also provide that, unless we consent in writing, none of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland and the federal district courts of the United States of America are, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary discusses the material U.S. federal income tax considerations associated with our qualification and taxation as a REIT and the acquisition, ownership and disposition of shares of our capital stock, including our common and preferred stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this section, references to “the company,” “we,” “our” and “us” mean only Global Net Lease, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated under the Code (the “Treasury Regulations”) by the U.S. Department of the Treasury (“Treasury”), rulings and other administrative pronouncements issued by the IRS and judicial decisions, all as in effect as of the date of this prospectus, and all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion. No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our stock, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss any state, local on non-U.S. tax considerations, or any tax considerations arising under any U.S. federal tax laws other than U.S. federal income tax laws. This summary is for general information only and does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our stock that are subject to special treatment under U.S. federal income tax law, including, for example:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
U.S. Stockholders (as defined below) whose “functional currency” is not the U.S. dollar;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
banks, insurance companies, and other financial institutions;

•
pension plans or other tax-exempt organizations, except to the extent summarized below;

•
“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

•
dealers in securities or currencies;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
persons that hold their stock as part of a straddle, hedge, constructive sale or conversion transaction;

•
persons subject to special tax accounting rules under Code Section 451(b);

•
REITs and regulated investment companies;

•
persons who acquired shares of our stock through the exercise of an employee stock option or otherwise as compensation; and

This summary assumes that security holders hold shares of our stock as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of shares of our common stock.
Taxation of Our Company
We have elected to be taxed as a REIT under Code Sections 856 through 860 commencing with our taxable year ended on December 31, 2013. We believe that we have been organized and operated and intend to continue operating in such a manner as to qualify for taxation as a REIT so long as our board of directors determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.
Greenberg Traurig, LLP has acted as our tax counsel in connection with our filing of this prospectus and has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended on December 31, 2019, we have been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
Qualification and taxation as a REIT depend on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any tax year will satisfy such requirements for qualification and taxation as a REIT. Greenberg Traurig, LLP has no obligation to update its opinion subsequent to the date of the opinion.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— REIT Qualification Requirements.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify.”

Provided that we comply with the applicable provisions in the Code and qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay to our stockholders and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that a corporation and its stockholder generally bear together. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when income is distributed. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.
Certain domestic stockholders that are individuals, trusts or estates are taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “— Taxation of U.S. Stockholders — Taxation of Taxable U.S. Stockholders — Tax Rates.”
Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of U.S. Stockholders.”
Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gain.

•
If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but nonetheless maintain our qualification as a REIT because other requirements have been met, we will be subject to a tax equal to the product of (i) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (ii) a fraction intended to reflect our profitability.

•
We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held for sale to customers in the ordinary course of business, such income would be subject to a 100% tax.

•
We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property, although we will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan or foreclose on property pursuant to a default on a lease.

•
If we fail to satisfy any of the Asset Tests (as defined below), other than a failure of the 5% or 10% assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.

•
If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders. Such penalties generally would not be deductible by us.

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If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the corporate rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.

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The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS will generally be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
REIT Qualification Requirements
The Code defines a REIT as a corporation, trust or association:
(1)
which is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)
which would be taxable as a domestic corporation but for its qualification as a REIT;

(4)
which is neither a financial institution nor an insurance company;

(5)
the beneficial ownership of which is held by 100 or more persons (determined without attribution to the owners of any entity owning our stock);

(6)
which is not “closely held,” meaning that at any time during the last half of each tax year, no more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)
which makes an election to be taxed as a REIT for the current tax year, or has made this election for a previous tax year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT;

(8)
which uses a calendar year for U.S. federal income tax purposes; and

(9)
which meets other tests described below, including with respect to the nature of its income and asset and annual distribution requirements.

The Code provides that conditions (1) through (4) must be met during each tax year for which REIT qualification is sought, and that condition (5) must be met on at least 335 days in each tax year of 12 months, proportionately adjusted for a short tax year. Conditions (5) and (6) do not have to be met during a corporation’s initial tax year as a REIT (which, in our case, was 2013). Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (5) and (6) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 8.025% in value of the aggregate of our outstanding shares of capital stock and not more than 8.025% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock, without the approval of our board of directors. See “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our share and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). Our charter contains provisions requiring each holder of shares of our stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with these requirements. We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.
We have adopted December 31 as our year end, thereby satisfying condition (8).
Effect of Subsidiary Entities
Ownership of Interests in Partnerships.   An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for U.S. federal income tax purposes. A REIT that is a partner in an entity treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to its proportionate share of the income of that entity. The REIT’s proportionate share of the partnership’s assets and income is based on its interest in partnership capital (except that for purposes of the 10% value test, the REIT’s proportionate share of the partnership’s assets is based on its proportionate interest in the equity and certain debt securities issued by the partnership). The assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any subsidiary entity treated as a partnership for U.S. federal income tax purposes in which we own an interest, including our operating partnership, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary entities treated as partnerships for U.S. federal income tax purposes, including our operating partnership, and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and that entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail an Asset Test or Gross Income Test (each as defined below), and that we would not become aware of the action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Ownership of Interests in Disregarded Subsidiaries.   We may from time-to-time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own, directly or indirectly, 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.” While we currently hold all of our investments through the operating partnership and subsidiaries of the operating partnership, we also may hold investments separately, through QRSs. Because a QRS must be wholly owned by a REIT, any QRS utilized by us would have to be owned by us, or another QRS, and could not be owned by the operating partnership unless we own 100% of the equity interest in the operating partnership. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests (each as defined below), including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”
Ownership of Interests in Taxable Corporate Subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs limit the deductibility of interest paid or accrued by a TRS to its parent REIT to ensure that such TRS will be subject to appropriate levels of U.S. federal income taxation. Further, a 100% excise tax may be imposed on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.
Ownership of Interests in Subsidiary REITs.   We may acquire direct or indirect interests in one or more entities that will elect to be taxed as REITs under the Code, or a “Subsidiary REIT.” A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Gross Income Tests
For each calendar year, we must satisfy two separate tests based on the composition of our gross income, which we refer to as the “Gross Income Tests.”
75% Gross Income Test.   At least 75% of our gross income for the tax year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (vi) for a limited time, temporary investment income (as described under the 75% Asset Test below). We refer to this requirement as the “75% Gross Income Test.” We intend to invest funds not otherwise invested in real properties in cash, cash equivalents or other liquid investments which will allow us to realize income that satisfies the 75% Gross Income Test.
95% Gross Income Test.   At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the tax year must be derived from (i) sources that satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the “95% Gross Income Test.” It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash, cash equivalents or other liquid investments which will allow us to realize income that satisfies the 95% Gross Income Test.
Rents from Real Property.   Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if the lease is respected as a true lease for U.S. federal income tax purposes and if all the conditions described below are met.
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The amount of rent is not based in whole or in part on the income or profits of any person from the underlying property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits;

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Neither we nor an actual or constructive owner of 10% or more of our stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled TRS” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled TRS” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

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Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

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We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a TRS, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Our board of directors intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

We have represented that, with respect to our leasing activities, we will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), (ii) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease, or (iii) enter into any lease with a related party tenant.
Interest Income.   All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a tax year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and the modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income.   We may receive, directly or indirectly, distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. These distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests. We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that our actions will in all cases prevent a violation.
Fee Income.   Any fee income that we earn generally will not be qualifying income for purposes of either Gross Income Test. Any fees earned by a TRS, however, will not be included for purposes of our Gross Income Tests.
Foreign Income.   With respect to any foreign properties, we have maintained, and will continue to maintain, appropriate books and records for our foreign properties in applicable local currencies. Accordingly, for U.S. federal income tax purposes, including presumably the 75% and 95% Gross Income Tests summarized above, our income, gains and losses from our foreign operations that are not held in TRSs will generally be calculated first in the applicable local currency, and then translated into U.S. dollars at appropriate exchange rates as necessary. On the periodic repatriation of monies from such foreign operations to the United States, we will be required to recognize foreign exchange gains or losses; however, we believe that the foreign exchange gains we recognize from repatriation generally will constitute “real estate foreign exchange gains” under Code Section 856(n)(2) and will thus be excluded from the 75% and 95% Gross Income Tests summarized above.
Prohibited Transaction Income.   The net gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any pass-through subsidiaries or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a “prohibited transaction” that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. However, the gross income from any prohibited transaction is excluded from both the 75% and 95% Gross Income Tests. See “— Prohibited Transactions” below.
Failure to Satisfy the Gross Income Tests.   If we fail to satisfy one or both of the 75% or 95% Gross Income Tests for any tax year, we may retain our qualification as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These provisions will be available generally if (i) our failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income in accordance with Treasury Regulations, which have not yet been issued, and (iii) any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. If these relief provisions are available, we would be subject to a tax equal to the greater of the amount by which we failed the 75% or 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.
Based on the discussion above, we believe that we have satisfied, and will continue to satisfy, the 75% and 95% Gross Income Tests outlined above on a continuing basis beginning with our first tax year as a REIT.
Asset Tests
At the close of each calendar quarter of the tax year, we must satisfy five tests, summarized below, based on the composition of our assets which we refer to as the “Asset Tests.” After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test.   First, at least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the “75% Asset Test.” Real estate assets include real property (including interests in real property and interests in mortgages on real property or on interests in real property), shares in other qualifying REITs, debt instruments that are issued by publicly offered REITs (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) and stock or debt instruments we purchase that are attributable to the temporary investment of “new capital,” but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
Additional Asset Tests.   Except as described below, the remaining 25% of our assets generally may be invested subject to certain restrictions.
Second, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets.
Third, no more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
Fourth, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Fifth, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and QRSs and the 10% value test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below).
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt,” which means a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled TRSs” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). Such securities also include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% Gross Income Test described above under “— Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.
Failure to Satisfy the Asset Tests.   A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of (i) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (ii) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury, or otherwise meets the requirements of those rules by the end of that period.
If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if (i) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (ii) the failure was due to reasonable cause and not to willful neglect; (iii) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (iv) the REIT pays a tax on the failure equal to the greater of (a) $50,000, or (b) an amount determined (under Treasury Regulations) by multiplying (I) the rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).
Annual Distribution Requirements
In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our stockholders each year in an amount at least equal to the excess of: (i) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); plus (b) 90% of the net income (after tax) from foreclosure property; over (ii) the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gains and the deduction for dividends paid. Whether sufficient amounts have been distributed is based on amounts paid in the tax year to which they relate, or in the following tax year if we: (i) declared a dividend before the due date of our tax return (including extensions); (ii) distribute the dividend within the 12-month period following the close of the tax year (and not later than the date of the first regular dividend payment made after such declaration); and (iii) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record on a specified date in any such month will be treated as both having been paid by us and received by the stockholder on December 31st of such year, provided that we actually paid the dividend during January of the following year.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax at the corporate tax rate on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, and (ii) the tax that we paid on their behalf with respect to that income.
We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of (i) 85% of our REIT ordinary income for the calendar year, (ii) 95% of our REIT capital gain net income for the calendar year, and (iii) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.
Except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense properly allocable to a trade or business generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future tax years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a tax year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property, which generally imposes longer class lives. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a tax year may be increased. We (and our operating partnership) have elected to be treated as an “electing real property trade or business” and, accordingly, are not subject to the interest expense limitation described above under Code Section 163(j). However, we (and our operating partnership) are required to use the alternative depreciation system to depreciate certain property and, as a result, our depreciation deductions may be reduced. Accordingly, our REIT taxable income (and, in turn, our distribution requirements) for a tax year may be increased.
We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.
Recordkeeping Requirements
We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualification as a REIT.
Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business, either directly or through any pass-through subsidiary or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances. No assurance can be given that any property sold by us, any pass-through subsidiary or a borrower that has issued a shared appreciation mortgage or similar debt instrument to us will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code (summarized below) that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

A safe harbor under the Code provides an exception to prohibited transaction treatment for the sale of property that is a real estate asset under the 75% Asset Test if:
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the REIT has held the property for at least two years;

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the aggregate expenditures made by the REIT, or any partner, during the two-year period preceding the date of sale which are includable in the basis of the property not in excess of 30% of the property’s net selling price;

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when combined with other sales in the year, either (i) the REIT does not make more than seven sales of property during the tax year (excluding sales of foreclosure property or in connection with an involuntary conversion), the “Seven Sales Exception,” (ii) the sale occurs in a year during which the REIT disposes of less than 10% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or (iii) the sale occurs in a year during which the REIT disposes of less than 20% of its assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property) if the three-year average adjusted basis or fair market value does not exceed 10%;

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in the case of property which consists of land or improvements, was held for production of rental income for at least two years; and

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if the Seven Sales Exception is not satisfied, substantially all of the marketing and development expenditures were made through an independent contractor from whom the REIT does not derive any income or a TRS.

Although we may eventually sell each of the properties that we own or acquire, our primary intention in holding, acquiring and operating properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.
Derivatives and Hedging Transactions
We and our subsidiaries have entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including derivative instruments, such as interest rate swap contracts, interest rate cap and floor contracts, futures and forward contracts, and options. Income from a hedging transaction, including gain from the sale, disposition or termination of a position in such a transaction, that is clearly identified as a hedging transaction as specified in the Code and Treasury Regulations, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (i) any transaction we enter into in the normal course of our business primarily to manage risk of (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income or gain that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (ii) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests and may adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax at the maximum U.S. federal corporate tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.
Failure to Qualify
If we fail to continue to qualify as a REIT in any tax year, we may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends paid and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.
Tax Aspects of the Operating Partnership
Effect of Tax Classification of the Operating Partnership and Other Entities on REIT Qualification.   All of our significant investments are held through the operating partnership. We operate as an umbrella partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, holds interests in properties directly or indirectly through other non-corporate entities. The non-corporate entities would generally be organized as limited liability companies, partnerships or trusts. The operating partnership and non-corporate entities involve special tax considerations. These tax considerations include:
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allocations of income and expense items of the operating partnership and non-corporate entities, which could affect the computation of our taxable income;

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the status of the operating partnership and the non-corporate entities as partnerships or entities that are disregarded as separate from their owners, as opposed to associations taxable as corporations, for U.S. federal income tax purposes; and

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the taking of actions by the operating partnership or any of the non-corporate entities that could adversely affect our qualification as a REIT.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items of the operating partnership and other non-corporate entities for purposes of the Asset Tests and Gross Income Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability.

In the opinion of Greenberg Traurig, LLP, based on factual representations by us and the operating partnership, for U.S. federal income tax purposes the operating partnership will be treated as a partnership or a disregarded entity. If, however, the operating partnership were treated as an association taxable as a corporation, we would fail to qualify as a REIT for a number of reasons.
The partnership agreement of the operating partnership requires that the operating partnership be operated in a manner that will enable us to satisfy the requirements for classification as a REIT. In this regard, we will control the operation of the operating partnership through our rights as its sole general partner.
Partnership Classification Generally.   Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be treated as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners, or as a disregarded entity, if it is treated as having one partner. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of these safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership has had and will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.
If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of the partnership would be treated as stockholders, with distributions to the partners being treated as dividends.
Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in the property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS.
Income Taxation of Partnerships and their Partners.   Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, the allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, the property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to the differences as well.
For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.
Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares either directly or through a pass-through entity may be subject to tax on the disposition of depreciable property at a rate of 25% rather than at the normal capital gains rate, to the extent that the property has been depreciated.
Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.
Partnership Audit Rules.   Under rules that are generally effective for tax year beginning after December 31, 2017, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest, including our operating partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Tax Consequences of Exercise of Exchange Rights.   Subject to some restrictions, the operating partnership agreement gives holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units with shares of common stock rather than with cash. The exchange of units into shares is treated as a taxable sale of the units to us on which the unit owners will generally recognize gain in an amount equal to the value of the shares of common stock received plus the amount of liabilities of the operating partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of the operating partnership, that portion may be recharacterized as ordinary income. No gain or loss will be recognized by us. Our basis in the units will be increased by the amount of cash and the market price of the shares used to acquire the units and will be adjusted to reflect changes in the liabilities of the operating partnership allocated to us as a result of acquiring the units.

Taxation of U.S. Stockholders
Taxation of Taxable U.S. Stockholders
Generally, for purposes of this discussion, a “U.S. Stockholder” is a person (other than a partnership or an entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is or is treated as:
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an individual citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (i) is subject to primary supervision of a court within the United States over its administration and the control of one or more U.S. persons over all substantial decisions or (ii) has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of the shares of our stock by the partnership.
Distributions Generally.   Distributions (including any deemed distributions) that we make to our U.S. Stockholders out of current or accumulated earnings and profits that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends taxable as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. Stockholders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits generally will be allocated first to distributions on shares of our outstanding preferred stock, if any, before being allocated to distributions on shares of our outstanding common stock.
Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Stockholder, reducing the U.S. Stockholder’s tax basis in such shares of our stock by the amount of such distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. Stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Because distributions in excess of earnings and profits reduce the U.S. Stockholder’s tax basis in shares of our stock, this will increase the U.S. Stockholder’s gain, or reduce the U.S. Stockholder’s loss, on any subsequent sale of such shares of our stock. Although U.S. Stockholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year and that is payable to a U.S. Stockholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Stockholder on December 31st of the year it was declared even if paid by us during January of the following calendar year.

U.S. Stockholders that receive taxable stock distributions, including distributions partially payable in shares of our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in shares of our common stock generally is equal to the amount of cash that could have been received instead of the shares of common stock. Depending on the circumstances of a U.S. Stockholder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Stockholder would have to pay the tax using cash from other sources. If a U.S. Stockholder sells the shares of common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. Stockholder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. Stockholder that receives shares of common stock pursuant to such distribution generally has a tax basis in such shares of common stock equal to the amount of cash that could have been received instead of such shares of common stock as described above and has a holding period in such shares of common stock that begins on the day immediately following the payment date for the distribution. In general, any distribution on shares of our stock will be taxable as a dividend, unless the entire distribution is paid in shares of our common stock, which would be treated as a non-taxable distribution.
Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements described above. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Stockholders may not use any of our net operating losses or capital losses to reduce their tax liabilities.
Capital Gain Dividends.   Distributions that are properly designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the tax year, without regard to the period for which the U.S. Stockholder that receives such distribution has held its shares of our stock. We also may elect to retain, rather than distribute as a capital gain dividend, all or part of our net capital gain and pay tax on the retained net capital gains. In such instances, U.S. Stockholders would include their proportionate shares of such undistributed capital gain in income as long-term capital gain (subject to certain limitations), be deemed to have paid its share of the capital gains tax imposed on us, receive a credit or refund for the amount of tax deemed paid by it, and increase the adjusted tax basis of its shares of stock by the after-tax amount of such capital gains. Capital gains that we distribute, or are treated as distributing, to our stockholders and that we properly designate as capital gain dividends must be allocated between shares of our outstanding preferred stock, if any, and shares of our outstanding common stock. In order to properly designate any portion of a dividend as a capital gain dividend, except as otherwise required by law, we intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of each class of our capital stock for the year.
Passive Activity Losses, Investment Interest Limitations.   Distributions that we make and gains arising from the sale or exchange by a U.S. Stockholder of our stock will not be treated as passive activity income. As a result, U.S. Stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. Stockholder generally may elect to treat capital gain dividends, capital gains from the disposition of our common stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the U.S. Stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Sales of Shares.   The amount of net capital gain or loss recognized upon the sale, exchange or other taxable disposition of shares of our stock by a U.S. Stockholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s adjusted tax basis in the shares sold. Gain or loss on a sale of shares of our stock by a non-corporate U.S. Stockholder generally will qualify as long-term capital gain or loss, provided that the investor held the shares of our stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our stock by a U.S. Stockholder who has held the shares of our stock for six months or less generally would be treated as a long-term capital loss to the extent that the U.S. Stockholder received distributions from us which were required to be treated as long-term capital gain. The use of capital losses is subject to limitations.

Redemption of Shares of Our Preferred Stock.   A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Stockholder’s interest in shares of our capital stock, (ii) results in a “complete termination” of the U.S. Stockholder’s interest in all shares of our classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Stockholder, all within the meaning of Code Section 302(b). In determining whether one of these tests has been met, a U.S. Stockholder generally must include shares of our capital stock considered to be owned by the U.S. Stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Stockholder. If a U.S. Stockholder actually or constructively owns no shares of our common stock, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code Section 302(b) described above will be satisfied with respect to any particular U.S. Stockholder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock.
If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Stockholder’s adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the remaining shares of our capital stock held by the U.S. Stockholder. If the U.S. Stockholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.
Conversion of Shares of Our Preferred Stock.   Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of preferred stock will, under certain circumstances, have the right to convert some of or all the shares of preferred stock held by the holder into shares of our common stock. Except as provided below, (i) a U.S. Stockholder generally will not recognize gain or loss upon the conversion of shares of our preferred stock into shares of our common stock, and (ii) a U.S. Stockholder’s tax basis and holding period in shares of our common stock received upon conversion generally will be the same as those of the converted shares of our preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any shares of our common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Stockholder has held the shares of our preferred stock for more than one year at the time of conversion. U.S. Stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges shares of our common stock received on a conversion of shares of our preferred stock for cash or other property.
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is the same reduced rate applicable to long-term capital gains. The reduced tax rate for qualified dividend income will not apply to dividends paid by us unless we properly designate all or a portion of a distribution as qualified dividend income and the U.S. Stockholder meets certain holding period requirements. The maximum amount of our distributions eligible to be designated as qualified dividend income for a tax year is equal to the sum of (i) the qualified dividend income received by us during such tax year from C corporations (including any TRSs); (ii) the amount of earnings and profits accumulated in a non-REIT year that were distributed by the REIT during the tax year; (iii) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and (iv) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain. Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.”

Gains recognized by U.S. Stockholders that are corporations are subject to U.S. federal income tax at regular corporate tax rates. Furthermore, U.S. Stockholders that are corporations may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Corporate stockholders are not entitled to the dividends-received deduction with respect to our distributions.
In addition, for tax years beginning before January 1, 2026, non-corporate U.S. Stockholders, including individuals, trusts and estates, generally may deduct up to 20% of dividends paid by REITs, other than capital gain dividends and dividends treated as qualified dividend income, for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax). A non-corporate U.S. Stockholder’s ability to claim this 20% pass-through deduction may be limited by the U.S. Stockholder’s particular circumstances and is subject to certain holding period requirements.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, dividend distributions paid with respect to shares of our stock and gain arising upon a sale or other disposition of such shares should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, and, in general, should prevent us from becoming a pension-held REIT.
Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.
Backup Withholding and Information Reporting
We will report to our U.S. Stockholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Stockholder may be subject to backup withholding with respect to dividends (including any deemed dividends) paid unless the U.S. Stockholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Stockholder who fails to certify its non-foreign status or with respect to whom the IRS notifies us that such shareholder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Stockholders
Generally, for purposes of this discussion, a “Non-U.S. Stockholder” means a person (other than a partnership or an entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not or is not treated as a U.S. Stockholder.
Distributions Generally.   Distributions (including any taxable stock distributions) paid by us that are neither attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Stockholders generally are subject to a 30% withholding tax, or such lower rate as may be specified in an applicable income tax treaty, at the time of distribution, unless such dividend is effectively connected with a U.S. trade or business conducted by the Non-U.S. Stockholder (and, if required by an applicable tax treaty, the Non-U.S. Stockholder maintains a permanent establishment in the United States to which such dividends are attributable). Under some income tax treaties, however, lower rates generally applicable to dividends do not apply to dividends from a REIT. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Stockholder. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits generally will be allocated first to distributions on shares of our outstanding preferred stock, if any, before being allocated to distributions on shares of our outstanding common stock.
Dividends that are treated as effectively connected with a Non-U.S. Stockholder’s conduct of a U.S. trade or business will not be subject to withholding, but the Non-U.S. Stockholder generally will be subject to tax on such dividends on a net basis and at the graduated rates applicable to ordinary income, in the same manner as U.S. Stockholders are taxed with respect to such dividends. Any such dividends also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a foreign corporation that is not entitled to any treaty exemption. In general, Non-U.S. Stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Stockholder’s shares of our stock. Instead, they will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Stockholder’s shares of our stock, they generally will give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below under “— Sales of Shares.” However, such excess distributions may be treated as dividend income for certain Non-U.S. Stockholders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to the Sale or Exchange of Real Property.   Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”), whether or not designated as capital gain dividends, will, except as described below, be taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. The Non-U.S. Stockholder generally would be taxed at the normal capital gain rates applicable to U.S. Stockholders (without regard to whether we designate the distribution as a capital gain dividend) and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution attributable to USRPI capital gains. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Stockholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Stockholder against its actual U.S. federal income tax liabilities. The Non-U.S. Stockholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Stockholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Stockholder files applicable returns or refund claims with the IRS.

However, generally, pursuant to FIRPTA, distributions attributable to USRPI capital gains are not treated as effectively connected income for a Non-U.S. Stockholder and instead are treated and taxed as ordinary dividends if (i) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (ii) the Non-U.S. Stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of the distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We believe that shares of our common stock and preferred stock are considered to be “regularly traded” on an established securities market located in the United States and will continue to be for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Capital gain dividends received by a Non-U.S. Stockholder that are attributable to dispositions of our assets other than USRPIs (including interests in assets we hold solely as a creditor) are not subject to U.S. income or withholding tax, unless (i) the gain is effectively connected with the Non-U.S. Stockholder’s U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Stockholder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain, except that a Non-U.S. Stockholder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the tax year and has a “tax home” in the United States, in which case the Non-U.S. Stockholder will incur tax on his or her capital gains.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to Non-U.S. Stockholders as actual distributions of capital gain dividends. Under this approach, the Non-U.S. Stockholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, Non-U.S. Stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sales of Shares.   Except as described below under “— Redemption of Shares of Our Preferred Stock,” gain recognized by a Non-U.S. Stockholder upon the sale, exchange or other taxable disposition of shares of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that is a “United States real property holding corporation,” or “USRPHC,” will constitute a USRPI. We believe that we are a USRPHC. However, shares of our stock will not constitute a USRPI so long as we are a “domestically controlled qualified investment entity,” or a “DCQIE.” A DCQIE includes a REIT in which at all times during the applicable testing period (which is generally the five-year period ending on the date of disposition) less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a DCQIE, a person who at all times during the testing period holds less than 5% of a class of stock that is “regularly traded” on an established securities market in the United States is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Treasury Regulations provide guidance for determining whether a REIT is a DCQIE including, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. We believe, but cannot guarantee, that we are a DCQIE. Because shares of our common stock are (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a DCQIE.

However, even if we do not qualify as a DCQIE at the time a Non-U.S. Stockholder sells shares of our capital stock, gain realized from the sale or other taxable disposition by such Non-U.S. Stockholder of such shares would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if: (i) the shares sold are of a class of stock that is “regularly traded” on an established securities market and (ii) such Non-U.S. Stockholder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Stockholder’s holding period. We believe that our shares of common stock and preferred stock are considered to be “regularly traded” on an established securities market and will continue to be for the foreseeable future, although, no assurance can be given that this will be the case.
In addition, dispositions of shares of our stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our stock. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Stockholders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of shares of our capital stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if either (i) such gain is effectively connected with the conduct by such Non-U.S. Stockholder of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Stockholder maintains a permanent establishment in the United States to which such gain is attributable), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, except that a Non-U.S. Stockholder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the Non-U.S. Stockholder will be subject to a 30% tax on the Non-U.S. Stockholder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Stockholder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Stockholder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a DCQIE, upon disposition of shares of a class of our stock, a Non-U.S. Stockholder may be treated as having gain from the sale or other taxable disposition of a USRPI if the Non-U.S. Stockholder (i) disposes of the shares of such class of stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (ii) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that class of stock during the 61-day period beginning with the first day of the 30-day period described in clause (i), unless shares of such class of stock are “regularly traded” on an established securities market within the United States and the Non-U.S. Stockholder did not own more than 10% of such class of our stock at any time during the one-year period ending on the date of the distribution described in clause (i).
If gain on the sale, exchange or other taxable disposition of shares of our capital stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of shares of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption of Shares of Our Preferred Stock.   A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. See “— Taxation of U.S. Stockholders — Taxation of Taxable U.S. Stockholders — Redemption of Shares of Our Preferred Stock” above. Qualified shareholders and their owners may be subject to different rules and should consult their tax advisors regarding the application of these rules. If a redemption of shares of our preferred stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally” above. If the redemption of shares of our preferred stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sales of Shares.”

Medicare Contribution Tax
Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our capital stock. Holders of shares of our capital stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the shares.
Foreign Account Tax Compliance Act (“FATCA”)
Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our stock paid to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless the foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (2) a non-financial foreign entity that is the beneficial owner of the payment unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and the entity meets certain other specified requirements. Proposed Treasury Regulations would eliminate FATCA withholding tax on gross proceeds from the sale or other disposition of shares of our stock. The preamble to the proposed Treasury Regulations provides that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our stock. We will not pay any additional amounts in respect of any amounts withheld.
U.S. Stockholders and Non-U.S. Stockholders are encouraged to consult their tax advisors regarding this withholding tax.
Other Tax Considerations
State, Local and Foreign Taxes.   We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Stockholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our stock.
Legislative Proposals.   You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. Congress may extend certain of the tax cuts enacted in 2017 that are scheduled to expire at the end of 2026 as part of the Tax Cuts and Jobs Act; however, it is not yet clear whether the provisions scheduled to expire will merely be extended permanently or whether other changes will be made. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of shares of our stock.
SELLING SECURITY HOLDERS
Selling security holders named in any supplement to this prospectus may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling security holders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each selling security holder and the number of securities beneficially owned by each such selling security holder that are covered by such prospectus supplement and certain other information applicable to an offer and sale by such selling security holder(s) pursuant to this prospectus and the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We or our selling security holders may sell the securities offered by this prospectus from time to time in one or more transactions or on a continuous or delayed basis, including without limitation:
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through agents;

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to or through underwriters;

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through dealers;

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directly to purchasers;

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in block trades;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in a prospectus supplement.

We may also effect a distribution of the securities offered hereby through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders. The prospectus supplement with respect to any offering of securities will include the following information:
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the terms of the offering;

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the names of any underwriters or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price or initial public offering price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers;

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any commissions paid to agents; and

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any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale, including but not limited to “at-the-market- offerings” of our common stock on or off the NYSE;

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at prices related to prevailing market prices; or

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at negotiated prices.

Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.
In connection with the sale of the securities, underwriters may receive compensation from us, our selling security holders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us or our selling security holders, as applicable.
Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement.
Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may, and if acting as agent in an “at-the-market” equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.
The underwriters, dealers and agents and their affiliates may engage in transactions with and perform services for us in the ordinary course of business.
Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, each of which are currently listed on the NYSE. We currently intend to list any shares of common stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock and Series E Preferred Stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of shares of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

From time to time, one or more of our selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
In addition, the selling security holders may sell offered securities pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to an applicable prospectus supplement and this prospectus. In effecting sales, broker-dealers or agents engaged by us or the selling security holders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders.
We will not receive any proceeds from sales of any securities by our selling security holders.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we or our selling security holders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time. From time to time, we or our selling security holders may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. If indicated in the prospectus supplement, we or our selling security holders may authorize underwriters or other persons acting as our agents or the agents of our selling security holders to solicit offers by institutions to purchase securities from us or our selling security holders pursuant to contracts providing for payment and delivery on a future date. Institutions with which we or our selling security holders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
Direct Sales and Sales through Agents
We or our selling security holders may sell the securities directly. In this case, no underwriters or agents would be involved. We or our selling security holders may also sell the securities through agents designated by us or our selling security holders, as applicable, from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We or our selling security holders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.
Remarketing Arrangements
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or our selling security holders. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or our selling security holders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We or our selling security holders may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make.
Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
LEGAL MATTERS
Certain U.S. federal income tax matters will be passed upon by Greenberg Traurig, LLP. Certain legal matters regarding the validity of the securities offered hereby and certain matters of Maryland law have been passed upon for us by Venable LLP. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Reporting on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025;

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our Current Reports on Form 8-K, filed with the SEC on January 24, 2025, February 26, 2025, March 12, 2025, March 13, 2025, March 28, 2025 and April 4, 2025;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2025; and

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the description of our common stock, Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock contained in Exhibit 4.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his, her or its written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Requests for those documents should be directed to us as follows: Global Net Lease, Inc., 650 Fifth Avenue, 30th Floor, New York, New York 10019, Attn: Investor Relations, Telephone: (332) 265-2020.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and, in accordance with those requirements, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC and state the address of that site (http://www.sec.gov). Our filings with the SEC and other information concerning us are also available to the public on our website at www.globalnetlease.com. However, our internet website and the information contained therein or connected thereto are not incorporated into this prospectus or any amendment or supplement thereto.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, certain parts of which are omitted in accordance with the SEC’s rules and regulations. For further information about us and the securities, we refer you to the registration statement and to such exhibits and schedules. You may obtain the registration statement and its exhibits from the SEC as indicated above or from us. Please be aware that statements in this prospectus referring to a contract or other document are summaries and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

$300,000,000
Global Net Lease, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

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November 7, 2025